UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 21, 2009

EClips Energy Technologies, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-0783722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8 Other Events

Item 8.01 Other Events.

EClips Energy Technologies, Inc. (“EET” or the “Company”) (OTC BB: ECET.OB), a Florida corporation focused on energy conservation technologies and environmental sustainability, announced today that it has signed a Letter of Intent (“LOI”)  with CPI Holdings, LLC, dba Champion Parts, (“Champion”) regarding prospective development of specifications for prototype fuel efficiency systems for gasoline engines, using H-Hybrid Technology.  The systems would be designed for easy retro-fit to most cars.   The intention is for the parties to develop H-Hybrid units for a ‘pilot project’ leading to eventual large scale manufacture and distribution through automotive aftermarket suppliers.

The LOI relates to the development of a universal engine management control unit to restrict the flow of prime fuel into the engine, by electro-mechanical means.  The ‘saved’ fuel is replaced by hydrogen and oxygen gasses, generated by an on-board electrolyser, using water as the secondary fuel.  The parties propose that Champion may then test market the prototype H-Hybrid units to select procurement and sales executives in their network of retail outlets, to obtain a perspective on optimal configuration, size and pricing for the product embodiment of H-Hybrid technology.

The parties propose to jointly define specifications for an initial market test version of H-Hybrid units from the HHO product line.  Based on information gained from the market test phase, Champion and EET may then develop specifications for a refined pilot product with a view to large scale fabrication.

The universal control unit for the restriction of prime fuel can be set at a determined level – 10% or 15%, thereby ensuring a fuel saving in line with the setting in the control unit.  The electrolyser is capable of producing the volume of gasses required to replace the ‘saved’ prime fuel, without any additional electrical power requirement form on-board sources.   This is a unique system which has a double market appeal; fuel economy and emission reduction.

The mix of hydrogen and oxygen gasses with gasoline provides for more complete engine combustion.  In a test vehicle, EET reduced hydro-carbon and carbon monoxide emissions by over 90%with particulate emissions –soot – virtually eliminated.  The system performs well in excess of current and proposed federal and state regulations for the reduction of emissions in road vehicles.   It should be noted that as long ago as 1977, a NASA report indicated large emission reductions when hydrogen was mixed with gasoline before injection into a multi cylinder engine.

EET owns the patents to the H-Hybrid System – which combines the generation of gasses from water, to the engine management system, which can be set to a specific fuel reduction.   The market potential for this technology is extremely high, there being some 230 million gasoline engines in registered road vehicles in the USA.

EET’ CEO, Ben Croxton stated; “This agreement gives us a means of addressing the mass market for a universal H-Hybrid system to fit most gasoline engine vehicles.  The potential is very large and Champion’s nation-wide distribution system will enable a high demand product to be brought to consumers in all parts of the country”.

Special Note Regarding Forward Looking Statements.

This current report on Form 8-K of EClips Energy Technologies, Inc. contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements which, by definition, involve risks and uncertainties. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

The following are factors that could cause actual results or events to differ materially from those anticipated, and include but are not limited to: general economic, financial and business conditions; changes in and compliance with governmental regulations; changes in tax laws; and the costs and effects of legal proceedings.

You should not rely on forward-looking statements in this current report. This current report contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements.  Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this current report.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by our Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPS ENERGY TECHNOLOGIES, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton,

Chief Executive Officer

Chief Financial Officer

DATED:  April 21, 2009.

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